Exhibit 99.1

Home Bancorp Announces Second Quarter 2018 Results And Increases Quarterly Dividend By 12%

LAFAYETTE, La., July 24, 2018 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), reported record net income of $7.8 million for the second quarter of 2018, an increase of $312,000, or 4%, compared to the first quarter of 2018 and an increase of $3.3 million, or 73%, compared to the second quarter of 2017. The second and first quarters of 2018 include merger expenses, net of taxes, totaling $894,000 and $694,000, respectively, related to the acquisition of St. Martin Bancshares, Inc. ("SMB"), which was consummated on December 6, 2017.

Diluted earnings per share were a record $0.84 for the second quarter of 2018, an increase of $0.03, or 4%, compared to the first quarter of 2018, and an increase of $0.22, or 35%, compared to the second quarter of 2017.

"Our strong net income during the first half of 2018, combined with our results over the past several years, provides us the ability to continue investing to improve the company," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "Our focus on strengthening long-term shareholder value remains unwavering and, to that end, our investments will remain focused on ensuring we surround ourselves with highly competent and driven bankers and the technologies that result in an even better experience for our customers."

The Company also announced that its Board of Directors increased the quarterly cash dividend on shares of its common stock to $0.19 per share payable on August 17, 2018, to shareholders of record as of August 6, 2018.

Loans and Credit Quality

Loans totaled $1.6 billion at June 30, 2018, a decrease of $15.6 million, or 1%, from March 31, 2018. During the second quarter of 2018, growth in organic loans of 10% (on an annualized basis) was offset by declines in acquired loan balances.

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	June 30,	March 31,	Increase/(Decrease)
(dollars in thousands)	2018	2018	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$458,430	$466,193	$(7,763)	(2)%
Home equity loans and lines	90,230	91,820	(1,590)	(2)
Commercial real estate	604,739	605,393	(654)	-
Construction and land	180,635	180,548	87	-
Multi-family residential	47,921	52,725	(4,804)	(9)
Total real estate loans	1,381,955	1,396,679	(14,724)	(1)
Other loans:
Commercial and industrial	185,016	182,211	2,805	2
Consumer	58,708	62,380	(3,672)	(6)
Total other loans	243,724	244,591	(867)	-
Total loans	$1,625,679	$1,641,270	$(15,591)	(1)%

Nonperforming assets ("NPAs"), excluding purchased credit impaired loans, totaled $22.7 million at June 30, 2018, an improvement of $5.1 million, or 18%, compared to March 31, 2018. The ratio of NPAs to total assets was 1.05% at June 30, 2018, compared to 1.26% at March 31, 2018. The reduction in NPAs during the quarter related primarily to one loan relationship totaling $3.6 million returning to accrual status and payoffs totaling approximately $1.6 million.

The Company recorded net loan recoveries of $123,000 during the second quarter of 2018, compared to net loan charge-offs of $1.5 million for the first quarter of 2018. The Company's provision for loan losses for the second quarter of 2018 was $581,000, compared to $964,000 for the first quarter of 2018.

The ratio of the allowance for loan losses to total loans was 0.92% at June 30, 2018, compared to 0.87% at March 31, 2018. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.40% at both June 30, 2018 and March 31, 2018.

Deposits

Total deposits were $1.8 billion at June 30, 2018, a decrease of $50.7 million, or 3%, from March 31, 2018. The cost of interest-bearing deposits increased slightly during the quarter. Management anticipates that to retain existing deposits and attract new deposit inflows further deposit rate increases are likely.

The following table sets forth the composition of the Company's deposits as of the dates indicated.

	June 30,	March 31,	Increase/(Decrease)
(dollars in thousands)	2018	2018	Amount	Percent
Demand deposits	$455,676	$456,353	$(677)	-%
Savings	210,715	215,428	(4,713)	(2)
Money market	291,262	299,338	(8,076)	(3)
NOW	478,843	506,521	(27,678)	(5)
Certificates of deposit	352,049	361,565	(9,516)	(3)
Total deposits	$1,788,545	$1,839,205	$(50,660)	(3)%

Net Interest Income

Net interest income for the second quarter of 2018 totaled $23.3 million, an increase of $830,000, or 4%, compared to the first quarter of 2018. The increase resulted from an $850,000 increase in interest income, which was primarily driven by higher income on loans. Despite a decrease in average loan balances, interest income increased primarily due to higher accretion income (up $323,000), the extra day in the second quarter (impact of approximately $230,000), higher yields on investment securities (up $215,000) and higher yields on adjustable rate loans as a result of Federal Reserve rate increases (up approximately $190,000). The Company's net interest margin was 4.69% for the second quarter of 2018, 20 basis points higher than the first quarter of 2018, primarily due to the reasons noted above.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 21%.

	For the Three Months Ended
	June 30, 2018		March 31, 2018
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable
Originated loans	$938,453	5.53%	$910,874	5.41%
Acquired loans	695,857	5.98	736,629	5.73
Total loans receivable	1,634,310	5.72	1,647,503	5.55
Investment securities (TE)	281,998	2.49	259,827	2.38
Other interest-earning assets	65,402	2.07	103,338	1.68
Total interest-earning assets	$1,981,710	5.14%	$2,010,668	4.94%

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$992,449	0.42%	$1,010,980	0.41%
Certificates of deposit	354,597	1.02	375,959	0.96
Total interest-bearing deposits	1,347,046	0.57	1,386,939	0.56
FHLB advances	70,276	1.78	71,194	1.78
Total interest-bearing liabilities	$1,417,322	0.63%	$1,458,133	0.62%

Net interest spread (TE)		4.51%		4.32%
Net interest margin (TE)		4.69%		4.49%

Noninterest Income

Noninterest income for the second quarter of 2018 totaled $3.3 million, a decrease of $137,000, or 4%, compared to the first quarter of 2018. The decrease resulted primarily from the absence of a $145,000 gain on the sale of assets recorded in the first quarter of 2018.

Noninterest Expense

Noninterest expense for the second quarter of 2018 totaled $16.3 million, an increase of $732,000, or 5%, compared to the first quarter of 2018. The increase resulted primarily from increases in data processing and communications expenses (up $665,000) due mostly to merger expenses and compensation and benefits costs (up $281,000), which were partially offset by a decrease in other expenses (down $187,000). Noninterest expense for the second and first quarter of 2018 includes $1.1 million and $879,000, respectively, of merger expenses (pre-tax).

Non-GAAP Reconciliation

	For the Three Months Ended
(dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017
Reported noninterest expense	$16,322	$15,590	$11,051
Less: Merger-related expenses	1,132	879	-
Non-GAAP noninterest expense	$15,190	$14,711	$11,051

Reported noninterest income	$3,344	$3,481	$2,164
Less: Loss on sale of banking center	-	-	(449)
Non-GAAP noninterest income	$3,344	$3,481	$2,613

Reported net income	$7,776	$7,464	$4,486
Less: Loss on sale of banking center, net of tax	-	-	(292)
Add: Merger-related expenses, net tax	894	694	-
Non-GAAP net income	$8,670	$8,158	$4,778

Diluted EPS	$0.84	$0.81	$0.62
Less: Loss on sale of banking center	-	-	(0.04)
Add: Merger-related expenses	0.09	0.07	-
Non-GAAP diluted EPS	$0.93	$0.88	$0.66

Reported net income	$7,776	$7,464	$4,486
Add: CDI amortization, net tax	359	397	113
Non-GAAP tangible income	$8,135	$7,861	$4,599

Total Assets	$2,159,976	$2,206,854	$1,574,181
Less: Intangible assets	67,035	67,499	12,403
Non-GAAP tangible assets	$2,092,941	$2,139,355	$1,561,778

Total shareholders' equity	$289,361	$283,089	$188,939
Less: Intangible assets	67,035	67,499	12,403
Non-GAAP tangible shareholders' equity	$222,326	$215,590	$176,536

Originated loans	$987,642	$963,146	$905,908
Acquired loans	638,037	678,124	312,855
Total loans	$1,625,679	$1,641,270	$1,218,763

Originated allowance for loan losses	$13,828	$13,488	$12,727
Acquired allowance for loan losses	1,145	781	283
Total allowance for loan losses	$14,973	$14,269	$13,010

Return on average assets	1.44%	1.37%	1.15%
Less: Loss on sale of banking center, net of tax	-	-	(0.07)
Add: Merger-related expenses, net tax	0.17	0.13	-
Adjusted return on average assets	1.61%	1.50%	1.22%

Return on average equity	10.89%	10.74%	9.56%
Add: Intangible assets	4.00	4.15	0.94
Non-GAAP return on tangible common equity	14.89%	14.89%	10.50%

Return on average equity	10.89%	10.74%	9.56%
Less: Loss on sale of banking center, net of tax	-	-	(0.62)
Add: Merger-related expenses, net tax	1.25	1.00	-
Adjusted return on average equity	12.14	11.74	10.18
Add: Average intangible assets	4.38	4.46	0.99
Adjusted return on average tangible common equity	16.52%	16.20%	11.17%

Common equity ratio	13.40%	12.83%	12.00%
Less: Intangible assets	2.78	2.75	0.70
Non-GAAP tangible common equity ratio	10.62%	10.08%	11.30%

Return on average equity	10.89%	10.74%	9.56%
Add: Intangible assets	4.00	4.15	0.94
Non-GAAP return on tangible common equity	14.89%	14.89%	10.50%

Efficiency ratio	61.17%	59.99%	61.19%
Less: Loss on sale of banking center	-	-	1.49
Less: Merger-related expenses	4.24	3.38	-
Adjusted efficiency ratio	56.93%	56.61%	59.70%

Book value per share	$30.66	$30.09	$25.53
Less: Intangible assets	7.10	7.18	1.68
Non-GAAP tangible book value per share	$23.56	$22.91	$23.85

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans, intangible assets, loss on closure or sale of banking centers and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond our control – could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2017, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,	%	June 30,	March 31,
	2018	2017	Change	2017	2018
Assets
Cash and cash equivalents	$ 80,489,229	$ 150,417,829	(47)%	$ 51,702,408	$ 124,141,699
Interest-bearing deposits in banks	1,429,000	2,421,000	(41)	1,391,000	2,421,000
Investment securities available for sale, at fair value	264,258,591	234,993,436	13	197,376,270	263,169,977
Investment securities held to maturity	12,869,388	13,033,590	(1)	13,201,149	12,949,728
Mortgage loans held for sale	9,710,992	5,873,132	65	4,297,920	1,310,991
Loans, net of unearned income	1,625,679,017	1,657,794,751	(2)	1,218,762,771	1,641,270,174
Allowance for loan losses	(14,972,574)	(14,807,278)	1	(13,009,695)	(14,268,843)
Total loans, net of allowance for loan losses	1,610,706,443	1,642,987,473	(2)	1,205,753,076	1,627,001,331
Office properties and equipment, net	45,191,944	45,604,752	(1)	38,532,534	45,203,029
Cash surrender value of bank-owned life insurance	29,228,142	28,903,913	1	20,389,918	29,064,532
Goodwill and core deposit intangibles	67,035,203	68,033,472	(2)	12,402,735	67,499,333
Accrued interest receivable and other assets	39,056,995	35,852,241	9	29,133,494	34,092,412
Total Assets	$ 2,159,975,927	$ 2,228,120,838	(3)	$ 1,574,180,504	$ 2,206,854,032

Liabilities
Deposits	$ 1,788,545,200	$ 1,866,227,328	(4)%	$ 1,309,237,497	$ 1,839,205,284
Federal Home Loan Bank advances	69,973,741	71,825,595	(3)	67,493,057	70,887,946
Accrued interest payable and other liabilities	12,096,106	12,197,189	(1)	8,511,085	13,671,575
Total Liabilities	1,870,615,047	1,950,250,112	(4)	1,385,241,639	1,923,764,805

Shareholders' Equity
Common stock	94,377	93,955	-%	74,015	94,093
Additional paid-in capital	166,897,088	165,341,415	1	80,765,704	165,990,921
Common stock acquired by benefit plans	(3,737,420)	(3,922,413)	(5)	(4,129,035)	(3,828,482)
Retained earnings	129,645,221	117,312,630	11	112,110,694	123,571,082
Accumulated other comprehensive income	(3,538,386)	(954,861)	(271)	117,487	(2,738,387)
Total Shareholders' Equity	289,360,880	277,870,726	4	188,938,865	283,089,227
Total Liabilities and Shareholders' Equity	$ 2,159,975,927	$ 2,228,120,838	(3)	$ 1,574,180,504	$ 2,206,854,032

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Six Months Ended
	June 30,		%	June 30,		%
	2018	2017	Change	2018	2017	Change
Interest Income
Loans, including fees	$ 23,527,220	$ 16,167,363	46%	$ 46,330,848	$ 32,410,631	43%
Investment securities	1,709,801	1,114,880	53	3,204,860	2,143,513	50
Other investments and deposits	338,259	116,526	190	765,198	207,891	268
Total interest income	25,575,280	17,398,769	47	50,300,906	34,762,035	45

Interest Expense
Deposits	1,926,555	1,149,489	68%	3,828,752	2,141,929	79%
Federal Home Loan Bank advances	312,128	351,829	(11)	629,009	753,454	(17)
Total interest expense	2,238,683	1,501,318	49	4,457,761	2,895,383	54
Net interest income	23,336,597	15,897,451	47	45,843,145	31,866,652	44
Provision for loan losses	580,621	150,000	287	1,544,878	456,832	238
Net interest income after provision for loan losses	22,755,976	15,747,451	45	44,298,267	31,409,820	41

Noninterest Income
Service fees and charges	1,519,743	990,432	53%	3,174,488	1,927,361	65%
Bank card fees	1,196,082	766,607	56	2,294,632	1,450,121	58
Gain on sale of loans, net	200,864	327,549	(39)	407,901	615,612	(34)
Income from bank-owned life insurance	163,610	121,649	34	324,229	240,365	35
Gain (loss) on the closure or sale of assets, net	69	(460,029)	100	145,275	(104,489)	239
Other income	263,665	417,739	(37)	478,459	860,784	(44)
Total noninterest income	3,344,033	2,163,947	55	6,824,984	4,989,754	37

Noninterest Expense
Compensation and benefits	9,222,132	6,892,412	34%	18,163,605	13,667,861	33%
Occupancy	1,719,081	1,272,246	35	3,393,950	2,492,129	36
Marketing and advertising	306,434	287,807	7	565,989	514,403	10
Data processing and communication	2,344,224	1,073,303	118	4,023,270	2,148,510	87
Professional fees	305,569	181,517	68	591,623	412,887	43
Forms, printing and supplies	273,995	155,144	77	630,599	290,443	117
Franchise and shares tax	363,248	191,816	89	728,548	393,782	85
Regulatory fees	342,947	312,437	10	722,284	635,275	14
Foreclosed assets, net	86,643	(101,096)	186	189,641	(159,871)	219
Other expenses	1,357,355	785,290	73	2,902,081	1,686,170	72
Total noninterest expense	16,321,628	11,050,876	48	31,911,590	22,081,589	45
Income before income tax expense	9,778,381	6,860,522	43	19,211,661	14,317,985	34
Income tax expense	2,002,631	2,374,725	(16)	3,972,364	4,826,487	(18)
Net income	$ 7,775,750	$ 4,485,797	73	$ 15,239,297	$ 9,491,498	61

Earnings per share - basic	$ 0.86	$ 0.64	34%	$ 1.69	$ 1.36	24%
Earnings per share - diluted	$ 0.84	$ 0.62	36	$ 1.64	$ 1.31	25

Cash dividends declared per common share	$ 0.17	$ 0.14	21%	$ 0.32	$ 0.27	19%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	June 30,		%	Months Ended	%
	2018	2017	Change	March 31, 2018	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 25,575	$ 17,399	47%	$ 24,726	3%
Total interest expense	2,238	1,501	49	2,219	1
Net interest income	23,337	15,898	47	22,507	4
Provision for loan losses	581	150	287	964	(40)
Total noninterest income	3,344	2,164	55	3,481	(4)
Total noninterest expense	16,322	11,051	48	15,590	5
Income tax expense	2,002	2,375	(16)	1,970	2
Net income	$ 7,776	$ 4,486	73	$ 7,464	4

AVERAGE BALANCE SHEET DATA
Total assets	$ 2,164,664	$ 1,562,410	39%	$ 2,204,910	(2)%
Total interest-earning assets	1,981,710	1,460,644	36	2,010,668	(1)
Total loans	1,634,310	1,222,325	34	1,647,503	(1)
Total interest-bearing deposits	1,347,046	985,860	37	1,386,939	(3)
Total interest-bearing liabilities	1,417,322	1,070,683	32	1,458,133	(3)
Total deposits	1,804,376	1,284,445	40	1,845,190	(2)
Total shareholders' equity	286,482	187,631	53	281,853	2

SELECTED RATIOS (1)
Return on average assets	1.44%	1.15%	25%	1.37%	5%
Return on average equity	10.89	9.56	14	10.74	1
Common equity ratio	13.40	12.00	12	12.83	4
Efficiency ratio (2)	61.17	61.19	-	59.99	2
Average equity to average assets	13.23	12.01	10	12.78	4
Tier 1 leverage capital ratio(3)	10.16	10.45	(3)	9.57	6
Total risk-based capital ratio(3)	14.52	14.98	(3)	13.84	5
Net interest margin (4)	4.69	4.35	8	4.49	5

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio(5)	10.62%	11.30%	(6)%	10.08%	5%
Return on average tangible common equity(6)	14.89	10.50	42	14.89	-
Adjusted return on average assets (7)	1.61	1.22	32	1.50	7
Adjusted return on average equity (7)	12.14	10.19	19	11.74	3
Adjusted efficiency ratio (7)	56.93	59.70	(5)	56.61	1
Adjusted return on average tangible common equity (7)	16.52	11.17	48	16.20	2

PER SHARE DATA
Earnings per share - basic	$ 0.86	$ 0.64	34	$ 0.83	4%
Earnings per share - diluted	0.84	0.62	36	0.81	4
Adjusted earnings per share - diluted (8)	0.93	0.66	41	0.88	6
Book value at period end	30.66	25.53	20	30.09	2
Tangible book value at period end	23.56	23.85	(1)	22.91	3
Shares outstanding at period end	9,437,654	7,401,396	28%	9,409,261	-
Weighted average shares outstanding
Basic	9,047,753	6,972,395	30%	9,011,535	-%
Diluted	9,299,360	7,234,259	29	9,269,178	-

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)	Estimated capital ratios are end of period ratios for the Bank only.
(4)

Net interest margin represents net interest income as a percentage of average interest-earning assets.  Taxable equivalent yields are calculated using a marginal tax rate of 21% for 2018 and 35% for 2017.

(5)	Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)

Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

(7)	Adjusted ratios eliminate merger-related expenses and the gain or (loss) on sale or closure of banking centers in the calculation. See "Non-GAAP Reconciliation" for additional information.
(8)	Adjusted diluted EPS eliminates merger-related expenses and the gain or (loss) on sale or closure of banking centers in the calculation. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	June 30, 2018			March 31, 2018			June 30, 2017
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)
CREDIT QUALITY(1)
Nonaccrual loans (2)	$ 3,696	$ 18,548	$ 22,244	$ 3,906	$ 23,407	$ 27,313	$ 1,618	$ 14,286	$ 15,904
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	3,696	18,548	22,244	3,906	23,407	27,313	1,618	14,286	15,904
Foreclosed assets	406	86	492	436	107	543	500	87	587
Total nonperforming assets	4,102	18,634	22,736	4,342	23,514	27,856	2,118	14,373	16,491
Performing troubled debt restructurings	1,054	2,717	3,771	1,068	606	1,674	3,063	1,084	4,147
Total nonperforming assets and troubled debt restructurings	$ 5,156	$ 21,351	$ 26,507	$ 5,410	$ 24,120	$ 29,530	$ 5,181	$ 15,457	$ 20,638

Nonperforming assets to total assets			1.05%			1.26%			1.05%
Nonperforming loans to total assets			1.03			1.24			1.01
Nonperforming loans to total loans			1.37			1.66			1.30
Allowance for loan losses to nonperforming assets			65.85			51.22			78.89
Allowance for loan losses to nonperforming loans			67.31			52.24			81.80
Allowance for loan losses to total loans			0.92			0.87			1.07

Year-to-date loan charge-offs			$ 1,545			$ 1,526			$ 91
Year-to-date loan recoveries			166			24			133
Year-to-date net loan charge-offs (recoveries)			$ 1,379			$ 1,502			$ (42)
Annualized YTD net loan charge-offs (recoveries) to average loans			0.17%			0.37%			-%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Purchased credit impaired loans accounted for in pools with an accretable yield are considered to be performing and are excluded from nonperforming loans. Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)

Nonaccrual loans include originated restructured loans placed on nonaccrual totaling $10.5 million, $14.7 million and $9.5 million at June 30, 2018, March 31, 2018 and June 30, 2017, respectively. Acquired restructured loans placed on nonaccrual totaled $949,000, $964,000 and $457,000 at June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

CONTACT: John W. Bordelon, President and CEO (337) 237-1960